20400 Stevens Creek Blvd. Cupertino CA 95014

Chordiant Software Announces Financial Results for the
Third Quarter of Fiscal 2007 Ended June 30, 2007

Reports Record Revenue and Profit; Updates Fiscal Year 2007 Guidance

CUPERTINO, CA – July 31, 2007 -- Chordiant Software, Inc. (Nasdaq - CHRD), the leading provider of Customer Experience (Cx(TM)) software and services, today announced its financial results for the third quarter of fiscal 2007 ended June 30, 2007, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (SEC).

Third Quarter Fiscal 2007 Financial Highlights

•	Record bookings of $45.8 million;
•	Record revenue of $36.8 million, up 36% year over year;
•	Record deferred revenue of $76.6 million, up 160% since the end of fiscal 2006;
•	Record backlog of $87.6 million;
•	Record fully diluted GAAP EPS of $0.19;
•	Positive cash flow from operations in fiscal Q3; and
•	Record cash, cash equivalents, restricted cash and marketable securities of $85.4 million.

Business Highlights

•	Signed three transactions greater than $1 million with new and existing customers;
•
Announced the general availability of the Chordiant Collections module which empowers financial institutions to differentiate themselves and build customer loyalty through their collections efforts by utilizing real-time predictive decisioning enabling agents to resolve delinquencies while optimizing customer service;

•	Based on the availability of the Chordiant Collections module, began recognizing revenue from the Citibank transaction; and
•
Chordiant and First Data International (FDI) announced a partnership whereby FDI will deliver a cards servicing contact center solution as a service (SaaS) powered by Chordiant technology to FDI’s global customers. The SaaS offering utilizes Chordiant’s Enterprise Platform, Decision Management Suite and Contact Center Advisor as the basis for this highly scalable, multi-tenant system.

"This was another record quarter for Chordiant and we are extremely pleased with the overall performance of the company,” said Steven R. Springsteel, Chairman and Chief Executive Officer. “Market demand for our products remains strong and our customers are continuing to make sizable, long term investments in our solutions.  This quarter is another proof point that we have a great team in place as well as the operational processes to continue to grow a profitable business."

Customer Wins

Chordiant entered into three $1 million plus transactions with new and existing customers including a transaction with FDI, a leading provider of electronic commerce and payment solutions, one with Touring SA, Belgium’s leading motorist association for breakdown, travel and medical assistance, and one with a leading health insurance benefits company.

“We entered into several large transactions during the quarter as enterprises continue to rely on our platform to provide better customer experiences,” said Steve Springsteel. “Our open architecture, proven implementation methodologies and unmatched application functionality are differentiating us from our competitors.”

Bookings

For the third quarter of fiscal 2007, Chordiant reported bookings of $45.8 million, compared to the $23.4 million reported for the third quarter of fiscal 2006.

Third Quarter Fiscal Year 2007 Financial Results

Total revenues for the third quarter of fiscal 2007 were a record $36.8 million, an increase of 36% from the $27.0 million reported for the three months ended June 30, 2006. For the nine month period ended June 30, 2007, total revenues were $92.5 million, an increase of 22% from the $75.9 million reported for the nine month period of fiscal 2006. License revenues for the third quarter of fiscal 2007 were $14.1 million, compared to $10.3 million reported for the three months ended June 30, 2006. For the nine month period ended June 30, 2007, license revenues were $40.1 million, compared to $32.6 million reported for the same period of fiscal 2006. Service revenues for the third quarter of fiscal 2007 were $22.7 million, compared to $16.8 million reported for the same period of fiscal 2006. For the nine month period ended June 30, 2007, service revenues were $52.3 million, compared to $43.3 million for the same period of fiscal 2006.
Chordiant posted a record GAAP net income of $6.5 million, or a fully diluted GAAP net income of $0.19 per share for the third quarter of fiscal 2007 ended June 30, compared to a GAAP net loss of $3.7 million, or a basic and fully diluted $0.12 per share net loss for the three months ended June 30, 2006.

Chordiant reported record third quarter fiscal 2007 non-GAAP net income of $7.1 million, or a fully diluted non-GAAP net income of $0.21 per share, compared to a non-GAAP net loss of $1.9 million, or a non-GAAP net loss of $0.06 per share for the three months ended June 30, 2006. Non-GAAP net income excludes stock-based compensation, amortization of purchased intangible assets, restructuring expense and infrequent charges.

Deferred Revenue

The record deferred revenue balance of $76.6 million for the third quarter of fiscal 2007 ended June 30 increased 160% as compared to the ending balance of $29.5 million at September 30, 2006.

Backlog of Business

At June 30, 2007, Chordiant's backlog, which includes deferred revenue, increased 141% to $87.6 million, as compared to $36.4 million at the end of September 30, 2006. This marks the highest amount of backlog in Chordiant’s history.  The year to date change in backlog is primarily related to the continued signing of new license agreements and several large maintenance renewals including a three year renewal with Lloyds signed this quarter.

Cash Position

Chordiant increased its cash, cash equivalents, restricted cash and marketable securities position by $39.6 million to $85.4 million at June 30, 2007, as compared to $45.8 million at the end of September 30, 2006.

Non-GAAP Financial Measurements

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "non-GAAP Financial Measures" as well as the related Table C which follows it.

Updates Fiscal Year 2007 Financial Guidance

•	Chordiant expects to be in the upper half of our previously published guidance for revenue, GAAP and non-GAAP operating margins and GAAP and non-GAAP earnings per share.
•	Chordiant expects to slightly exceed the upper end of our previously published bookings guidance of $170 million.
•	Chordiant expects deferred revenue to remain relatively flat for the remainder of fiscal 2007 as compared to our June 30, 2007 balance.
•	Chordiant expects to exit fiscal 2007 with ending cash, restricted cash and marketable securities balances that slightly exceeds the upper end of our previously published guidance of $85 million.

Reiterates Fiscal Year 2008 Financial Guidance

•	Chordiant is reiterating its previous financial guidance for fiscal year 2008 that was issued on April 30, 2007.

Conference Call and Webcast Scheduled for July 31, 2007

Chordiant Software will host a conference call and webcast to discuss its final financial results for the third quarter of fiscal 2007 ended June 30, and also its fiscal 2007 and fiscal 2008 financial guidance on July 31, 2007 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 22:00 (GMT). The live audio webcast will be available to investors and the general public from the following website: http://www.veracast.com/webcasts/chordiant2/11113125.cfm

Alternatively, you may access Chordiant's website at http://www.chordiant.com, where you will see the event listed on the homepage. Access is also possible from Chordiant's Investor Relations website.

The webcast will be archived on the Chordiant website; in addition, a telephone replay will be available on Tuesday, July 31, 2007, beginning at approximately 5:00 p.m. (PT), 8:00 p.m. (ET), 06:00 (GMT) for seven days after the live call. The replay can be accessed by dialing (800) 405-2236, access code 11093418#.

About Chordiant Software, Inc.

Chordiant helps leading global brands such as HSBC, Barclay's, CIBC and Capital One deliver the best possible customer experience. Unlike traditional business applications, Chordiant Customer Experience (Cx) solutions blend insight with predictive desktop decisioning to uniquely understand the customer's behavior. This deeper understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer. With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return. For more information, visit Chordiant at http://www.chordiant.com. Chordiant is headquartered in Cupertino, California.

Safe Harbor Statement

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, whether Chordiant's customers will honor their contractual commitments, whether the Company will be able to achieve its revenue targets and market acceptance of its products. Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period ended September 30, 2006, and Chordiant's most recent quarterly report on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Software, Inc.
NON-GAAP FINANCIAL MEASURES

The accompanying press release dated July 31, 2007 contains non-GAAP financial measures. Table C reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP total cost of revenue, non-GAAP gross profit and related gross profit as a percentage of revenue, non-GAAP profit (loss) from operations and related non-GAAP profit (loss) as a percentage of revenue, non-GAAP net income (loss) and basic and diluted non-GAAP net income (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include share-based compensation expenses, acquisition-related costs, restructuring costs and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance. We also exclude these amounts from our internal planning and forecasting process.

We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and restricted stock. Additionally, recent comparative periods also include stock-based compensation for certain stock options that were subject to variable accounting. Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period. The operating budgets of functional or geographic managers do not include share-based compensation expenses impacting their function’s income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of functional or geographic performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Our non-GAAP financial measures exclude restructuring expense and infrequent charges. Restructuring expense consists of expenses for idle facilities and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with executive management. The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss). Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance. We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Table C

Chordiant Software, Inc.
Reconciliation of Non-GAAP Financial Measures
to Most Directly Comparable GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended	
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
GAAP total cost of revenue	$ 9,986	$ 9,666	$ 24,717	$ 25,485
Amortization of purchased intangible assets	(303)	(303)	(908)	(908)
Stock based compensation expense	(63)	(92)	(224)	(176)
Non-GAAP total cost of revenue	$ 9,620	$ 9,271	$ 23,585	$ 24,401
GAAP gross profit	$ 26,775	$ 17,360	$ 67,748	$ 50,371
Amortization of purchased intangible assets	303	303	908	908
Stock based compensation expense	63	92	224	176
Non-GAAP gross profit	$ 27,141	$ 17,755	$ 68,880	$ 51,455
GAAP income (loss) from operations	$ 5,798	$ (3,238)	$ (31)	$ (7,470)
Amortization of purchased intangible assets	303	303	908	908
Restructuring expenses and non-recurring charges	-	-	6,727	-
Stock based compensation expense	365	1,456	2,234	3,694
Non-GAAP income (loss) from operations	$ 6,466	$ (1,479)	$ 9,838	$ (2,868)
GAAP net income (loss)	$ 6,453	$ (3,682)	$ 678	$ (7,638)
Amortization of purchased intangible assets	303	303	908	908
Restructuring expenses and non-recurring charges	-	-	6,727	-
Stock based compensation expense	365	1,456	2,234	3,694
Non-GAAP net income (loss)	$ 7,121	$ (1,923)	$ 10,547	$ (3,036)
GAAP net income (loss) per basic share	$ 0.20	$ (0.12)	$ 0.02	$ (0.25)
Amortization of purchased intangible assets	$ 0.01	$ 0.01	$ 0.03	$ 0.03
Restructuring expenses and non-recurring charges	$ -	$ -	$ 0.21	$ -
Stock based compensation expense	$ 0.01	$ 0.05	$ 0.07	$ 0.12
Non-GAAP net income (loss) per basic share	$ 0.22	$ (0.06)	$ 0.33	$ (0.10)
Shares used in basic per share amounts	32,743	31,214	32,208	30,943
GAAP net income (loss) per fully diluted share	$ 0.19	$ (0.12)	$ 0.02	$ (0.25)
Amortization of purchased intangible assets	$ 0.01	$ 0.01	$ 0.03	$ 0.03
Restructuring expenses and non-recurring charges	$ -	$ -	$ 0.20	$ -
Stock based compensation expense	$ 0.01	$ 0.05	$ 0.07	$ 0.12
Non-GAAP net income (loss) per fully diluted share	$ 0.21	$ (0.06)	$ 0.32	$ (0.10)
Shares used in fully diluted per share amounts	34,384	31,214	33,431	30,943

Table C

Chordiant Software, Inc.
Reconciliation of Non-GAAP Financial Measures
to Most Directly Comparable GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30, 2007 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 7,328	$ 9,065	$ 4,584	$ -	$ 20,977
Stock based compensation expense	(134)	1	(169)	-	(302)
Restructuring and non-recurring expense	-	-	-	-	-
Non-GAAP operating expenses	$ 7,194	$ 9,066	$ 4,415	$ -	$ 20,675

	Three months ended June 30, 2006 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 7,780	$ 7,976	$ 4,842	$ -	$ 20,598
Stock based compensation expense	(124)	(571)	(669)	-	(1,364)
Restructuring and non-recurring expense	-	-	-	-	-
Non-GAAP operating expenses	$ 7,656	$ 7,405	$ 4,173	$ -	$ 19,234

	Nine months ended June 30, 2007 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 20,919	$ 24,643	$ 15,490	$ 6,727	$ 67,779
Stock based compensation expense	(396)	(565)	(1,049)	-	(2,010)
Restructuring and non-recurring expense	-	-	-	(6,727)	(6,727)
Non-GAAP operating expenses	$ 20,523	$ 24,078	$ 14,441	$ -	$ 59,042

	Nine months ended June 30, 2006 Total Operating Expenses				
	Research and Development	Sales and Marketing	General and Administrative	Restructuring Expense	Total Operating Expenses
GAAP operating expenses	$ 18,159	$ 24,876	$ 14,806	$ -	$ 57,841
Stock based compensation expense	(252)	(1,907)	(1,359)	-	(3,518)
Restructuring and non-recurring expense	-	-	-	-	-
Non-GAAP operating expenses	$ 17,907	$ 22,969	$ 13,447	$ -	$ 54,323

Contacts:
Investor:
Staci Strauss Mortenson
Integrated Corporate Relations (ICR)
203-682-8273
Staci.mortenson@icrinc.com

SOURCE: Chordiant Software, Inc.